Exhibit 10.26

FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT AND WAIVER

THIS FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT AND WAIVER (“Amendment”) is made as of March 9, 2010 by and among COBRA ELECTRONICS CORPORATION, a Delaware corporation (the “Borrower”), THE PRIVATEBANK AND TRUST COMPANY, an Illinois state chartered bank, as Administrative Agent (“Administrative Agent”) and the Lenders currently party to the Loan Agreement (as hereinafter defined).

RECITALS

A.                                   The Administrative Agent, the Lenders and the Borrower entered into a Loan and Security Agreement dated as of February 15, 2008  as amended by First Amendment to Loan and Security Agreement dated as of October 31, 2008, as further amended pursuant to Second Amendment to Loan and Security Agreement and Waiver dated as of August 13, 2009 and as further amended pursuant to Third Amendment to Loan and Security Agreement dated as of October 24, 2009 (as so amended, the “Loan Agreement”).

B.                                     The parties to the Loan Agreement desire to enter into this Amendment for the purpose of making certain amendments to the Loan Agreement and waiving compliance with certain covenants in the Loan Agreement.

AGREEMENT

In consideration of the matters set forth in the recitals and the covenants and provisions herein set forth, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                                       Definitions.  Capitalized terms used but not defined herein are used as defined in the Loan Agreement.

2.                                       Amendments.  Upon satisfaction of the conditions precedent hereinafter set forth, the Loan Agreement shall be amended as follows:

2.1.                              The definition of Revolving Loan Commitment contained in Section 1 of the Loan is hereby amended in its entirety to read as follows:

“Revolving Loan Commitment” means (a) in the aggregate for all Lenders, $23,000,000 from the Fourth Amendment Effective Date through and including December 30, 2010 and $20,000,000 commencing December 31, 2010 and at all times thereafter and (b) as to each Lender, the following:

Lender	Revolving Loan	Revolving Loan
	Commitment	Commitment 12/31/10
	through 12/30/10	and after

PrivateBank	$12,932,151.35	$11,245,349.00
RBS	$10,067,848.65	$ 8,754,651.00

2.2.                              Section 1.1 of the Loan Agreement is hereby amended by adding a new definition of Fourth Amendment Effective Date which reads as follows:

“Fourth Amendment Effective Date” shall mean March 9, 2010.

2.3.                              The proviso paragraph immediately following clause (iv) of Section 2(a) of the Loan Agreement is hereby amended in its entirety to read as follows:

“provided, that (x) the sum of the advances with respect to clauses (ii) and (iii) above shall at no time exceed Fourteen Million and No/100 Dollars ($14,000,000) through and including June 30, 2010 and Twelve Million and No/100 Dollars ($12,000,000) at all times thereafter, and (y) the Revolving Loan Limit shall in no event exceed Twenty Three Million Dollars ($23,000,000) from the Fourth Amendment Effective Date through and including December 30, 2010 and Twenty Million Dollars ($20,000,000) commencing December 31, 2010 and all times thereafter (the “Maximum Revolving Loan Limit”) and further provided that the Administrative Agent may, in its reasonable credit judgment consistent with industry standards for asset-based loans, from time to time reduce the percentage advance rates specified in (i), (ii) and (iii) above upon notice to the Borrower and the Lenders.

2.4.                              Section 12(n) of the Loan Agreement is hereby amended in its entirety to read as follows:

“(n)  The Borrower shall, no later than April 15, 2010, deliver to the Administrative Agent (i) all original certificates together with stock powers executed in blank by the Borrower evidencing the Borrower’s pledge of 65% of the equity interests in its direct foreign subsidiaries and (ii) original intercompany notes (accompanied by an endorsement in blank) made payable to the Borrower by Cobra UK and PPL.”

2.5.                              Section 14(a) of the Loan Agreement is hereby amended in its entirety to read as follows:

“(a)  Intentionally Omitted.”

2.6.                              The signature pages to the Loan Agreement are hereby amended by deleting the Revolving Loan Commitments of the Lenders appearing thereon.

3.                                       Waiver.  The Borrower has advised the Administrative Agent that the Borrower is in violation of the provisions of Section 14(a) of the Loan Agreement as of December 31, 2009, is in violation of the provisions of Section 12(n) as a result of Borrower’s failure to deliver the stock certificates referred to therein by November 20, 2009, and is also in violation of the provisions of Section 5(c) as a result of Borrower’s failure to deliver intercompany notes made payable to the Borrower by Cobra UK and PPL (collectively, the “Violations”).  Subject to the satisfaction of the conditions precedent set forth in Section 6 below, the Requisite Lenders hereby acknowledge the Violations and waive any Event of Default or Unmatured Event of Default that would otherwise be caused by the Violations.  The waiver under this Section 3 is limited as specifically written herein and shall be solely a waiver of the above described Violations and it shall not constitute a waiver of any other terms or conditions of the Loan Agreement.

4.                                       Affirmation.  Except as expressly amended hereby, the Loan Agreement and the Other Agreements are and shall continue in full force and effect and the Borrower hereby fully ratifies and affirms the Loan Agreement and each Other Agreement to which it is a party.  Reference in any of this Amendment, the Loan Agreement or any Other Agreement to the Loan Agreement shall be a reference to the Loan Agreement as amended hereby and as further amended, modified, restated, supplemented or extended from time to time.

5.                                       Representations and Warranties.  To induce the Administrative Agent and Lenders to execute this Amendment, the Borrower hereby represents and warrants to the Lenders as follows:

5.1.                              The Borrower is duly authorized to execute and deliver this Amendment and is duly authorized to perform its obligations hereunder.

5.2.                              The execution, delivery and performance by the Borrower of this Amendment do not and will not (i) require any consent or approval of any Person (other than any consent or approval which has been obtained and is in full force and effect), (ii) conflict with (A) any provision of law, (B) the charter, by-laws or other organizational documents of the Borrower or (C) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon the Borrower or any of its properties or (iii) require, or result in, the creation or imposition of any Lien on any asset of the Borrower other than Liens in favor of the Administrative Agent.

5.3.                              This Amendment is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting enforceability of creditors’ rights generally and to general principles of equity.

5.4.                              The representations and warranties in the Loan Agreement and Other Agreements (including but not limited to Section 11 of the Loan Agreement) are true and correct with the same effect as though made on and as of the date of this Amendment (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties were true and correct as of such earlier date).

5.5.                              Except for the Violations waived pursuant to Section 3 of this Amendment, no Unmatured Event of Default or Event of Default has occurred and is continuing.

6.                                       Conditions to Amendment.  This Amendment shall become effective upon the satisfaction in full of all of the following conditions precedent, each of which shall be satisfactory to the Administrative Agent and the Requisite Lenders:

6.1.                              Amendment.  The Borrower and the Requisite Lenders shall have executed and delivered to the Administrative Agent this Amendment.

6.2.                              Amendment Fee.  The Administrative Agent shall have received $50,000.00 as and for a nonrefundable amendment fee for the pro rata account of the Lenders executing this Amendment.

6.3.                              Fees and Expenses.  The Borrower shall have paid all of the Administrative Agent’s legal fees and expenses in connection with this Amendment to the extent invoiced.

6.4.                              Other.  Such other documents as the Administrative Agent or Lender shall reasonably request.

7.                                       Costs and Expenses.  The Borrower shall pay or reimburse the Administrative Agent within five Business Days after demand for all reasonable costs and expenses (including reasonable attorneys fees) incurred by it in connection with the preparation, delivery, administration, and execution of this Amendment and the documentation and transactions contemplated hereby.

8.                                       Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one instrument.  Delivery of an executed counterpart of this Amendment by facsimile or electronic transmission shall be effective as delivery of an original counterpart.

9.                                       Headings.  The headings and captions of this Amendment are for the purposes of reference only and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

10.                                 APPLICABLE LAW.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO ILLINOIS CHOICE OF LAW DOCTRINE.

The parties hereto have caused this Amendment to be executed by their duly authorized officers, all as of the day and year first above written.

Signature Pages Follow

COBRA ELECTRONICS CORPORATION

By:	/s/ Michael Smith
Name:	Michael Smith
Title:	Senior Vice President and CFO

THE PRIVATEBANK AND TRUST COMPANY, individually as a Lender and as Administrative Agent

By:	/s/ Mitchell B. Rasky
Name:	Mitchell B. Rasky
Title:	Managing Director

RBS CITIZENS, N.A., as a Lender

By:	/s/ Paul M. Mongeau
Name:	Paul M. Mongeau
Title:	Senior Vice President

Fourth Amendment Signature Page